FIRST ADDENDUM TO LICENSE AND SERVICE AGREEMENT

THIS FIRST ADDENDUM ("First ·Addendum"), is made and entered into, effective as of April 21, 2009 ("First Addendum Date"), by and between Revance Therapeutics, Inc., having a principal place of business at 2400 Bayshore Parkway, Suite 100, Mountain View, CA 94043 ("Revance") and List Biological Laboratories, Inc., having a principal place of business at 540 Division Street, Campbell, CA 95008 ("List"), (collectively, the "Parties" or individually, a "Party").

RECITALS

A.Revance and List entered into a License and Service Agreement, effective as of February 8, 2007 (the "License Agreement"), and a Manufacturing and Supply Agreement effective February 9, 2007 (the "Manufacturing Agreement") in connection with the development and commercialization of certain Revance products. Together the License Agreement and the Manufacturing Agreements are the "Agreements".

B.Since the effective dates of the Agreements, Revance has determined that it will locate its GMP Facility in Newark, California, which site is more than 17 miles from List's facilities in Campbell, California.

C.Revance and List desire to more fully provide for Services to be performed by List and Products to be manufactured under the Agreements, and the compensation and costs associated with such Services and Products.

D.The Parties desire to amend the Agreements as set forth in this First Addendum.

Now, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Revance and List agree as follows:

1.Terms Used; Amendment. Undefined capitalized terms used in this First Addendum shall have the definitions used in the Agreements for such capitalized terms. This First Addendum amends the Agreements as provided in the Agreements. In the event of a conflict between the provisions of this First Addendum and the Agreements, the First Addendum provisions shall prevail. Except as provided in this First Addendum, the provisions of the Agreements shall continue in effect without change.

2.GMP Facility. Revance will construct the GMP Facility in Newark, California. Section 1.6 of the License Agreement is hereby amended and replaced in its entirety with the following:

"GMP Facility" shall mean the facility owned or leased by Revance to manufacture Products located at 7555 Gateway Boulevard, Newark, California 94560.

3.Section 2.3. Section 2.3 of the License Agreement is hereby amended and replaced in its entirety with the following:

Location. The Services will be provided at the GMP Facility which will be located at or near 7555 Gateway Boulevard, Newark, California 94560.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

4.List Office at GMP Facility. During the term of the License Agreement, or as otherwise agreed in writing executed by the Parties, Revance shall provide List personnel with appropriate administrative space at the GMP Facility, at no cost to List (the "List GMP Office"). The List GMP Office shall, at a minimum, provide internet and telephone service and such other features as the Parties may mutually agree, sufficient to allow List to comply with its service obligations under the Agreements.

5.Transport Service. During the term of the License Agreement, or as otherwise agreed in writing executed by the Parties, Revance shall provide List with the reasonable services of a passenger van and driver, at no cost to List, to transport List personnel between List's Campbell facility and the GMP Facility ("Transport Service"). The Transport Service shall operate on a schedule, and provide such additional assistance to transport personnel and materials between the List facility in Campbell and the GMP Facility in Newark, established by mutual agreement of the Parties.

6.Service Limits. List's obligation to perform Services shall in all cases be limited to, and List shall not be required to exceed:

i.[*] hours of aggregated List personnel time in any twelve consecutive week period, or

ii.[*] hours of aggregated List personnel time in any 7-day period.

List may, at its sole discretion, elect to perform Services in excess of the foregoing limitations, and List shall be entitled to receive additional compensation for such additional Services.

7.Billing Retainer. No later than [*], Revance will pay List $[*] (a "Retainer Payment") to be held on account by List as an advance reserve to be applied towards the amounts invoiced and due for Services and Product provided by List ("Invoiced Expenses") during the period [*] through [*] (the "Service Period"). If Revance has not paid an invoice for monthly Invoiced Expenses within 30 days of receipt of the invoice, List will apply the Retainer Payment, as necessary, to pay the unpaid invoice. Subsequent, payments received from Revance for Invoiced Expenses that have been paid from the Retainer Payment will be first applied against any late fees, and then used to replenish the Retainer Payment to the initial $[*] balance. Revance will continue to pay Invoiced Expenses within thirty (30) days of the invoice date as provided in the Agreements and Section 7(a), below, except as provided in sections 7(b) and 7(c), below.

a.Payment of Invoiced Expenses. Revance shall pay Invoiced Expenses no later than thirty (30) days from receipt as provided in the Agreements. Unpaid and past due balances will be assessed a late fee of 1.0% per month.

b.Total Minimum Fee for the Period ([*]). Upon receipt by Revance of the final monthly invoice covering Invoiced Expenses during the Service Period, the Parties shall take the following action: If the final invoice is less than the balance of the Retainer Payment, List will pay the invoice from the Retainer Payment, and notify Revance of the amount remaining in the Retainer payment. If the invoice is greater than the balance of the Retainer Payment, Revance shall pay that difference within 30 days of receipt of the invoice.

c.Excess Retainer. If there is any remaining balance in the Retainer Payment after offset for payment of the final invoice covering the Service Period, as provided in 7(b), above (the "Excess Retainer"), then List shall, at Revance's option, apply the Excess
CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Retainer toward future Services performed or Product manufactured by List or refund to Revance the Excess Retainer within thirty (30) days of Revance's request.

d.Forecasts. Revance will provide List with rolling 6-month forecasts of Services to be required or Product to be manufactured, updated each month, during [*] and the first three quarters of [*]. Such forecasts shall be non-binding except for the first (earliest) two months of each forecast which shall be binding on Revance upon its delivery to List, and binding on List upon List's written confirmation which shall be deemed to have occurred if written acceptance or written rejection is not delivered to Revance within ten (10) days of List's receipt of such forecast. At least three (3) months in advance of any date for the performance of Services or the manufacturing of Product, Revance shall issue Service Orders in accordance with Section 2.1(c) of the License Agreement, and Purchase Orders in accordance with Section 2.2 of the Manufacturing Agreement, and the Parties shall use commercially reasonable efforts to agree on such Service Orders and Purchase Orders at least two (2) months in advance of the date such Services are scheduled to be performed or Product manufactured; provided that the Parties may make changes to such Service or Purchase Orders or new Service or Purchase Orders at any time upon written consent by both Parties, such consent not to be unreasonably withheld. If Revance fails to issue a Service Order or Purchase Order at least two (2) months in advance of the date such Services or Product are to be performed or delivered, Revance shall pay the costs of delay or acceleration incurred by List.

8.Cost Adjustments. Effective on each anniversary date of the Effective Date, the hourly rates for fees and costs set forth in the Agreement for Services rendered may be increased by List in proportion to the change in the Consumer Price Index - All Urban Wage Earners (Nonseasonal) - San Francisco Bay Area for the previous year. The Parties may make such additional adjustments as may be mutually acceptable

9.Limitation of Liability. The last sentence of Section 6.4 of the Agreement is hereby amended and replaced in its entirety with the following:

NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THE REST OF THIS ARTICLE 6, OR DAMAGES AVAILABLE FOR BREACHES OF THE INTELLECTUAL PROPERTY OBLIGATIONS SET FORTH IN ARTICLE 7, THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 8, OR THE NON-SOLICITATION OBLIGATIONS SET FORTH IN SECTION 5.1(h).

10.Collaborative Personnel. Prior to providing Services or exchanging any Confidential Information under the Agreement, each Party shall obtain from its respective employees an agreement in writing stating that such employee has reviewed and agrees to abide by the terms and conditions of Section 5.l(h) and Article 8 of the Agreement. Such employee agreements shall be solely for the benefit of their respective employer and not for the benefit of the other Party or any third parties.

11.Milestone Payment. Section 3 of Attachment B of the Agreement is hereby amended and replaced in its entirety with the following:

3. Clinical Product Milestones:

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

a.Production by List, at the List facility, and release by Revance (per Section 2.4(a) of the Manufacturing Agreement), of a clinical lot of QD Drug Substance to be used for a Phase III clinical study: $[*]

b.Production and release of the first clinical lot
of Product from the GMP Facility: $[*]

Clinical Product Milestones shall be deemed satisfied, and the associated Milestone Payment shall be paid to List upon the earlier of the release of the respective clinical lot by Revance or [*] months from the date of production if such clinical lot has not been rejected or accepted by Revance.

12.Counterparts. This First Addendum may be executed in two or more counterparts, each of which will be deemed an original and together will constitute one and the same instrument.

13.Interpretation; Entire Agreement. Except as expressly modified by this First Addendum, all of the terms and conditions of the Agreements shall remain in full force and effect. This First Addendum constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior understanding, oral or written, between the Parties with respect to the matters expressly stated herein.
CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

IN AGREEMENT WITH THE FOREGOING, the Parties have caused this First Addendum to be signed by their respective duly authorized representatives as set forth below and, except as otherwise expressly provided, it shall be effective as of the First Addendum Date.

Revance Therapeutics, Inc.		List Biological Laboratories, Inc.
Signature:	/s/ L. Daniel Brown	Signature:	/s/ Karen R. Crawford
Name:	L. Daniel Browne	Name:	Karen R. Crawford
Title:	President and CEO	Title:	President
Date:	4/21/2009	Date:	4/23/2009
CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.